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                                                                   EXHIBIT 10(j)

               CONSULTING AGREEMENT BETWEEN LACLEDE STEEL COMPANY
          AND ARGUS MANAGEMENT CORPORATION AND THOMAS E. BREW, JR. FOR
                      THE SERVICES OF THOMAS E. BREW, JR.


                  This Consulting Agreement is made as of November 23, 1998 by and between LACLEDE STEEL COMPANY, a Delaware corporation (the "Company") ARGUS MANAGEMENT CORPORATION, a Massachusetts corporation (the "Consultant"), and with respect to Paragraphs 6,7,8,9, 10, 11 and 12 THOMAS E. BREW, JR., a resident of Massachusetts ("Brew").

                  WHEREAS, the Consultant previously contracted with the Company to provide consulting services by supplying Brew to serve as President and Chief Executive Officer of the Company at the rate of Three Hundred Dollars ($300) per hour plus expenses incurred:

                  WHEREAS, the Consultant and the Company now wish to modify such agreement by changing compensation to the Consultant to a weekly rate of Twelve Thousand Dollars ($12,000) plus expenses incurred:

                  WHEREAS, Consultant is willing to continue to provide Brew's services to the Company on the terms and conditions hereinafter set forth:

                  WHEREAS, Brew is willing to act as the Company's President and Chief Executive Officer and to be bound by the provisions of Paragraphs 6,7,8,9,10,11 and 12 hereof:

                  NOW, THEREFORE, in consideration of the mutual terms and conditions hereof, the Company, the Consultant and to extent set forth herein Brew hereby agree as follows:

                  1. Scope of Work. The Company hereby hires Consultant and the Consultant in connection with such employment hereby agrees provide Brew to act as the President and Chief Executive Officer of the Company, and if requested by the Company, as an officer and director of the Company's subsidiaries, upon the terms and conditions of this Agreement.

                  2.       Services.

                           a. The Consultant, acting through Brew, shall carry
                  out those duties traditionally performed by the president and chief executive officer of a public steel manufacturing and fabricating company. These duties shall include, without limitation, principal responsibility for the operation of the Company's businesses. Brew shall report to the Board of Directors. Consultant, both acting through Brew and otherwise, shall act as a fiduciary and in good faith, deal fairly with the Company, avoid self dealing, and keep all Company matters strictly confidential.

                           b. Should the Company enter into a statutory
                  reorganization during
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                  the term of this Agreement the Consultant, acting through
                  Brew, shall manage the reorganization process in a manner to protect the Company and its assets and to reorganize the Company expeditiously.

                                    c. This Agreement requires the Consultant to
                  make Brew available to the Company and is the nature of a personal services contract for Brew's services for the benefit of the Company.

                  3. Term. This Agreement shall be for a period of one (1) year, provided, that either party may terminate this Agreement with or without cause by giving four (4) weeks prior written notice to the other parties at the addresses and in the manner set forth in Paragraph 11 hereof. In addition, this Agreement shall terminate immediately upon the Consultant's inability to provide Brew to perform the services set forth in Paragraph 2 hereof. This Agreement may be renewed for any number of successive one (1) year terms.

                  4. Fee. As payment for services rendered under this Agreement, the Consultant shall receive a weekly fee of Twelve Thousand Dollars ($12,000) commencing November 23, 1998, payable weekly during the term of this Agreement. Consultant is responsible for all tax payments related thereto. Consultant shall be responsible for all payments to Brew; provided that Brew acknowledges and represents that for the purposes of this Agreement that such payments are adequate consideration to Brew to support Brew's contractual obligations hereunder.

                  5. Reimbursement of Expenses. Subject to such rules and procedures as from time to time are specified by the Company, the Company shall reimburse the Consultant for Brew's weekly travel expenses to and from Brew's home in Boston, Massachusetts to St. Louis, Missouri for Brew's reasonable housing expenses while in St. Louis, Missouri and Brew's use of an automobile.

                  6. Confidentiality/Trade Secrets. Consultant and Brew acknowledge that their position with the Company is one of the highest trust and confidence by reason of their access to and contact with the trade secrets and confidential and proprietary business information of the Company. Both during the term of this Agreement and thereafter, the Consultant and Brew separately covenant and agree as follows:

                           a. each shall use its and his best efforts and
                  exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Company including but not limited to the identity of its customers and suppliers, its arrangements with customers and suppliers, and its technical and financial data, records, compilations of information, processes, recipes and specifications relating to its customers, suppliers, products and services;

                           b. neither shall disclose any of such trade secrets
                  and confidential and proprietary information, except as may be required in the course of performing

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                  services for the Company under this Agreement or by law; and

                           c. neither shall use, directly or indirectly, for its
                  or his own benefit or for the benefit of another, any of such trade secrets and confidential and proprietary information.

                  All files, records, documents, drawings, specifications, memoranda, notes, or other documents relating to the business of the Company, whether prepared by the Consultant, Brew or otherwise coming into its or his possession, shall be the exclusive property of the Company and shall be delivered to the Company and not retained by the Consultant or Brew upon termination of this Agreement for any reason whatsoever or any other time upon request of the Company.

                  7. Discoveries. Brew covenants and agrees that he will fully inform the Company of and disclose to the Company all inventions, concepts, designs, improvements, discoveries and processes ("Discoveries") which he may have during the term of this Agreement and which pertain or relate to the business of the Company or to any experimental work, products, services or processes of the Company in progress or planned for the future, whether conceived by the Consultant or Brew alone or with others, and whether or not conceived in conjunction with the use of any Company assets. All such Discoveries shall be the exclusive property of the Company whether or not patent or trademark applications are filed thereon. The Consultant and Brew shall execute all documents and do all things necessary to vest the Company with full and, exclusive title thereto, and protect the same Discoveries against infringement by others.

                  8. Nonsolicitation. The Consultant and Brew agree that during the term of this Agreement and for a period of one (1) year immediately following the later of (i) any termination of this Agreement, whether voluntary or involuntary, or (ii) the date the Company ceases to contract with either the Consultant or Brew, neither the Consultant nor Brew will, either directly or indirectly, for itself, himself or for any third party solicit, induce, recruit, or cause another person in the employ of the Company to terminate his/her employment for the purpose of joining, associating or becoming employed with any other business or activity. The Company, the Consultant and Brew specifically acknowledge and agree that the foregoing covenants of the Consultant and Brew contained in Paragraphs 6, 7 and 8 are reasonable in content and scope and are given by the Consultant and Brew for adequate consideration.

                  9. Remedies for Breach of Covenants of the Consultant. The covenants set forth in Paragraphs 6, 7, and 8, of this Agreement shall continue to be binding upon the Consultant and Brew, notwithstanding the termination of this Agreement for any reason whatsoever. Such covenants shall be deemed and construed as separate agreements independent of any other provisions of this Agreement and any other agreement between the Company, the Consultant and Brew. The existence of any claim or cause of action by the Consultant or Brew against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any or all of such covenants. It is expressly agreed that the remedy at law for the breach of any such covenant is inadequate and injunctive

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relief shall be available to prevent the breach or any threatened breach thereof.

                  10. Arbitration of Disputes. With the exception of the injunctive remedy available to the Company under Paragraph 9 hereof which may be enforced in the Federal District Court for the Eastern District of Missouri or the Missouri Circuit Court for the City of St. Louis, any dispute or claim arising out of or relating to this Agreement shall be settled by a single arbitrator in the City of St. Louis selected in accordance with the then current commercial arbitration rules of the American Arbitration Association, and judgment upon any award rendered therein may be entered in any court having proper jurisdiction. Each party shall bear its or his full cost of any arbitration, including the expenses and attorneys' fees incurred by it or him related thereto and including any actions taken by it to appeal or enforce the judgment rendered therein, regardless of the outcome of such arbitration.

                  11. Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed as follows:

                           a.       If to the Company:

                                    LACLEDE STEEL COMPANY
                                    15th Floor
                                    One Metropolitan Square
                                    St. Louis, Missouri 63102
                                    Attention: Vice President-Finance

                           b.       If to the Consultant:

                                    ARGUS MANAGMENT CORPORATION
                                    207 Union Street
                                    Natick, Massachussetts 01760

                           c.       If to Brew:

                                    THOMAS E. BREW, JR.
                                    72 Ferncroft Road
                                    Newton, Massachussetts 02168

Either party may change its address for notice by giving notice in accordance with the terms of this Paragraph 11.

                  12.      General Provisions.

                           a. Independent Contractor. Both Consultant and Brew
                  are independent contractors with respect to services performed under this Agreement and neither shall be deemed to be agents or employees of the Company.

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                           b. Law Governing. This Agreement shall be governed by
                  and construed in accordance with the laws of the State of Missouri.

                           c. Invalid Provisions. If any provision of this
                  Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid or enforceable.

                           d. Entire Agreement. This Agreement sets forth the
                  entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

                           e. Binding Effect. This Agreement shall extend to and
                  be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns. This Agreement may not be assigned by the Consultant.

                           f. Waiver. The waiver by either party hereto of a
                  breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

                           g. Titles.  Titles of the paragraphs  herein are used
                  solely for convenience and shall not be used for interpretation or construing any word, clause, paragraph, or provision of this Agreement.

                           h. Counterparts.  This Agreement may be
                  executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the date and year first above written.

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THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY
THE PARTIES.

CONSULTANT:                         COMPANY

ARGUS MANAGEMENT CORPORATION        LACLEDE STEEL COMPANY

By: /s/ David J. Ferrari            By:   /s/ Michael H. Lane
   -------------------------           ----------------------------------
Title:  President                   Title:  Vice President-Finance


This Agreement is entered into by Thomas E. Brew Jr. only with respect to Paragraphs 6, 7, 8, 9, 10, 11 and 12.

BREW

/s/ Thomas E. Brew Jr.
------------------------------------
Thomas E. Brew, Jr.


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